Exhibit 32

CERTIFICATION

          Pursuant to18 U.S.C. 1350, the undersigned Chief Executive Officer and Chief Financial Officer, respectively, of Canterbury Park Holding Corporation (the “Company”) herby certify that:

(1)	The accompanying quarterly report on Form 10-Q for the period September 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

CANTERBURY PARK HOLDING CORPORATION

Dated: November 14, 2011	/s/ Randall D. Sampson
Randall D. Sampson,
President, and Chief Executive Officer

Dated: November 14, 2011	/s/ David C. Hansen
David C. Hansen,
Vice President, and Chief Financial Officer

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